DELAWARE GROUP EQUITY FUNDS V

Registration No. 811-04997
FORM N-SAR
Annual Period Ended November 30, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77D: Policies with respect to security investments

On November 20, 2013, the Board of Trustees of Delaware Group Equity Funds V (the ?Registrant?) voted to establish a maximum investment in securities issued by real estate investment trusts for Delaware Small Cap Core Fund (the ?Fund?). The changes to the Fund?s investment strategies are incorporated herein by reference to the supplement dated November 21, 2013 to the Registrant?s prospectus for the Fund dated March 29, 2013, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-13-000266).

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

One (1) transaction for the annual period ended November 30, 2013 effected pursuant to Rule 10f-3, attached as Exhibit.

WS: MFG_Philadelphia: 878912: v1

WS: MFG_Philadelphia: 867889: v1